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                                                                   EXHIBIT 10.29


                   SEPARATION AGREEMENT AND GENERAL RELEASE



     In consideration of the commitments set forth below, Asuri S. Raghavan ("you") and Novellus Systems, Inc. ("Novellus") enter into this Separation Agreement and General Release ("Release").

          1. SEVERANCE BENEFIT. Within ten (10) days after your execution of the Release, you will be eligible to receive from Novellus the benefits described in subparagraphs 1.a. and 1.b. below, which, for purposes of this Release will be defined as the "Severance Benefit."

     a. Continuation of your base salary for a period of two (2) years and an annual bonus payment up to 100% of your total target bonus amount, which will be paid in accordance with Novellus' normal payroll and bonus payout procedures, respectively; and

     b. Continued vesting of the Incentive Stock Option of 300,000 shares described in your January 12, 2001 offer letter with Novellus for two (2) years or until fully vested, whichever occurs first, and continued vesting for two (2) years of any stock option grants that you received in addition to the Incentive Stock Option of 300,000 shares described in your January 12, 2001 offer letter with Novellus.

     c. In addition, if you properly elect to continue your benefits under COBRA, Novellus will pay your COBRA premiums from the date of termination, February 5, 2003 through March 31, 2003. Your Medical, Dental, Vision, Employee Assistance Program, insurance coverage will be uninterrupted for the duration of the severance. You will also be eligible to convert certain benefits including your Medical, Dental, Vision, Employee Assistance Program, insurance coverage under COBRA for up to 18 months, and will be provided with information describing this conversion election.

The Severance Benefit shall be less any applicable withholdings. In addition, Novellus makes no representations or warranties regarding the tax consequences of the Severance Benefit and will issue a W-2 and/or Form 1099-MISC as it deems appropriate. You will be eligible for the Severance Benefit within ten (10) days of Novellus' receipt of this Release signed by you. You acknowledge that you are not otherwise entitled to this consideration under the policies and procedures of Novellus, GaSonics, or applicable law.

          2. RELEASE OF CLAIMS. In return for the Severance Benefit, you, including your representatives, heirs, successors, and assigns, completely release and forever discharge from and agree to not file, cause to be filed or pursue against GaSonics or Novellus, including their respective affiliated corporations, present and former officers, directors, agents, employees, and assigns ("Released Parties") all claims, rights, demands, actions, liabilities, causes of action, and obligations of any kind whatsoever, whether known or unknown, suspected or unsuspected, which you may now have or ever have had against the Released Parties from the beginning of time through the Effective Date (as defined below) including, but not limited to, claims for breach of contract, tort, employment discrimination (including any claims arising under Title VII of the Civil Rights Act of 1964, the California Fair Employment and Housing Act, the Arizona Civil Rights Act, the Americans with Disabilities Act, the Worker Adjustment and Retraining Notification Act), and all claims otherwise arising from your employment relationship with any




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of the Released Parties or termination thereof, including claims for stock grants or options, compensation, severance pay, any and all claims for violation of any federal, state, or municipal statutes or common law, and any and all claims for attorneys' fees and costs ("Released Claims").

     3. AGE DISCRIMINATION CLAIMS. You also acknowledge that the release of claims under the Age Discrimination in Employment Act ("ADEA") is subject to special waiver protection. Accordingly, you specifically agree that you knowingly and voluntarily release and waive any rights or claims of discrimination under the ADEA. In particular, you represent and acknowledge that you understand the following: (a) you are not waiving rights or claims for age discrimination under the ADEA that may arise after the date you sign this Release; (b) you are waiving rights or claims for age discrimination under the ADEA in exchange for the payments described herein; (c) you have been given an opportunity to consider fully the terms of this Release for twenty-one (21) days, although you are not required to do so and have the option of signing earlier; (d) no change to the terms of this Release, whether material or immaterial, will extend the twenty-one (21) day review period; (e) you have been advised to consult with an attorney of your choosing before signing this Release; (f) you understand you have seven (7) days after you sign this Release in which to revoke only your waiver of ADEA claims in this Release by sending a certified letter to that effect to David Powell, HR Director, 3970 N. First Street, M/S 235 San Jose, CA 95134; and (g) the portion of this Release that pertains to the release of claims under the ADEA shall not become effective or enforceable until the 7-day revocation period has expired, but that all other provisions of this Release will become effective upon your execution of this Release ("Effective Date").

     4. RELEASE OF UNKNOWN CLAIMS. You further agree that because this Release specifically covers known and unknown claims, you waive your rights under Section 1542 of the California Civil Code or under any other comparable law of another jurisdiction that limits a general release to claims that are known to exist at the date of this Release. Section 1542 of the California Civil Code states as follows:

     A general release does not extend to claims that the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement to the debtor.

     5. PROPRIETARY INFORMATION AND POST-TERMINATION OBLIGATIONS. You agree not to disclose, use or otherwise misappropriate any trade secrets or other confidential and proprietary information belonging to any of the Released Parties or acquired by you during your employment with any of the Released Parties. You also acknowledge that agreements you signed related to the proprietary, confidential, and/or trade secret information of any of the Released Parties, including but not limited to your January 11, 2001 Novellus Systems, Inc. Employee Proprietary Information and Inventions Agreement, remain in effect even following your execution of this Release. You further agree that you shall not, for yourself or any third party, directly or indirectly
(a) divert or attempt to divert from the Company any business of any kind, including without limitation the solicitation or interference with any of its customers, clients, members, business partners or suppliers, or (b) solicit or otherwise induce any person employed by Novellus to terminate his or her employment.


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     6. CONFIDENTIALITY. You further agree to maintain this Release and its contents in the strictest confidence and agree that you will not disclose the terms of this Release to any third party without the prior written consent of Novellus, unless otherwise required by law. You also agree not to make any disparaging statements about any of the Released Parties. Notwithstanding the foregoing, you may disclose the terms of this Release to your spouse, and for legitimate business reasons, to legal, financial, and tax advisors.

     7. ARBITRATION. The parties agree that any and all disputes arising out of the terms of this Release or their interpretation, or any of the matters herein being released shall be resolved by final and binding arbitration in Santa Clara County, California before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes.

     8. ENTIRE AGREEMENT. The parties also agree that this letter contains all of our agreements and understandings with respect to the subject matter of this Release and may not be contradicted by evidence of any prior contemporaneous agreement, except to the extent that the provisions of any such agreement have been expressly referred to in this Release as having continued effect. With the exception of enforceability issues related to the arbitration procedure in the preceding section, which shall be governed by the Federal Arbitration Act, it is agreed that this Release shall be governed by the laws of the State of California. If any provision of this Release or the application thereof to any person, place, or circumstance shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Release and such provision as applied to other person, places, and circumstances shall remain in full force and effect.

     9. KNOWING WAIVER. Finally, you acknowledge each of the following: (a) you have read this Release or have been afforded every opportunity to do so;
(b) you are fully aware of the Release's contents and legal effect; and (c) you have chosen to enter into this Release freely, without coercion and based upon your own judgment and not in reliance upon any promises other than those contained in this Release.



/s/  Asuri S. Raghavan                   Date:    2/5/03
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     Asuri S. Raghavan



/s/  Alyssa Marcyes                      Date:    2/5/03        am 2/5/03
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     Alyssa Marcyes, Employee Relations Mgr.


     /s/ D.S. Powell           2/5/03
     Novellus Systems, Inc.


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